                                                                EXHIBIT 10.5



                          SYMBION STOCK INCENTIVE PLAN
                       NONQUALIFIED STOCK OPTION AGREEMENT

                        GRANT NUMBER N <<OPTION NUMBER>>

         THIS AGREEMENT is made and entered into by and between Symbion, Inc. (the "Company") and <<PARTICIPANT>> (the "Participant"), in connection with the grant of an Option under the Symbion Stock Incentive Plan (the "Plan") on
<<OPTION DATE>>.

         The Participant is an employee of the Company or an Affiliate and is eligible to receive this Option under the terms of the Plan, which was amended and restated in an action that was approved by the stockholders of the Company on March 28, 2002, for the purposes stated in Article II of the Plan. The parties intend that this grant be treated as a Nonqualified Option under the Plan, subject to the terms stated in this Agreement.

         1. Grant of Option. Subject to the terms and conditions set forth herein, the Participant is granted a Nonqualified Option to purchase from the Company <<SHARES>> shares of Stock at a price of <<PRICE>> per share. This price is subject to adjustment as provided in Article VIII of the Plan. This Option expires at the close of business on <<EXPIRATION DATE>>, unless it expires sooner pursuant to Paragraph 6. Except as otherwise provided in Paragraph 6 or in the Plan, this Option is exercisable at any time prior to the date it expires with respect to the number of shares of Stock shown in the schedule below.



                    On and After                 Shares Subject to Exercise
                    ------------                 --------------------------

                  <<VEST DATE 1>>                    <<SHARE 1>> SHARES
                  <<VEST DATE 2>>              ADDITIONAL <<SHARE 2>> SHARES
                  <<VEST DATE 3>>              ADDITIONAL <<SHARE 3>> SHARES
                  <<VEST DATE 4>>              ADDITIONAL <<SHARE 4>> SHARES


         2. Method of Exercise. The exercise of this Option is subject to the Participant's execution of a written stockholders agreement that generally applies to some or all of the stockholders of the Company, payment of the exercise price stated in Paragraph 1, and making arrangement for any required tax withholdings in a method that is acceptable to the Company or the Committee. The Participant may exercise this Option in whole or in part, from time to time, with respect to the number of whole shares of Stock that can be purchased at such time in accordance with Paragraph 1, by actual delivery of written notice to the Company at the address provided in Paragraph 10. Such notice of exercise shall:

                  (a) specify the number of whole shares of Stock to be purchased, the exercise price and, if applicable, the portion of the Option that is being exercised;

                  (b) contain evidence satisfactory to the Committee that the person exercising this Option is the Participant or has the right to exercise this Option; and

                  (c) be accompanied by payment of the exercise price in accordance with the Plan and, in a manner that is acceptable to the Company or the Committee, payment of or


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arrangement for the payment of any required federal, state, and local withholding taxes that are due in connection with the exercise.

         3. Transfer and Exercise of Option. In general, this Option is not transferable and the Participant may not make any disposition of this Option or any interest herein during his or her lifetime, except for transfers pursuant to a will or the laws of descent and distribution; provided, however, that the Option may be transferred to the extent consented to by the Committee. As used herein, "disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after the Participant's death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

         4. Status of Participant. The Participant shall not be deemed a stockholder of the Company with respect to any of the shares of Stock subject to this Option, except to the extent that such shares shall have been purchased and transferred to him or her. The Company is not required to issue shares of Stock purchased upon exercise of this Option until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Stock may then be listed.

         5. No Effect On Capital Structure. This Option shall not affect the right of the Company or any Affiliate to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

         6. Expiration of Option. The right to exercise this Option will expire on the date specified in Paragraph 1, which is seven years after the date of grant, provided that this Option will expire earlier on the soonest of any of the following circumstances to occur:

                  (a) Disability. Upon termination of employment due to the Participant's disability (as defined in section 22(e)(3) of the Code), the Participant shall have the right for 12 months after such disability to exercise this Option in accordance with Paragraph 1 if the Participant was otherwise entitled to exercise any portion of this Option on the date of such termination. Thereafter, this Option shall terminate and cease to be exercisable.

                  (b) Death. If the Participant dies, this Option shall be fully exercisable by the Participant's legal representatives, heirs, legatees, or distributees for 12 months after death if the Participant was entitled to exercise it on the date of death, without regard to the schedule in Paragraph 1. Thereafter, this Option shall terminate and cease to be exercisable.

                  (c) Other Termination of Employment. If the Participant's employment terminates for any reason other than the circumstances described in subparagraphs (a) or (b) above, the Participant may exercise this Option for three months after such termination, but only to the extent the Participant was able to do so under Paragraph 1 on the date of termination of employment. Thereafter, this Option shall terminate and cease to be exercisable.




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


         7. Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

         8. Change in Control. Upon the occurrence of a Change in Control, as defined in the Plan, this Option shall be subject to the following:

                  (a) If this Option is outstanding immediately prior to the Change in Control and, as a result of the Change in Control, the Company is not the surviving entity after the transaction, or survives only as a subsidiary or is otherwise controlled by another entity, this Option shall be assumed by the entity which is the survivor of the transaction, or converted into options to purchase the common stock of the surviving entity, in a transaction to which section 424(a) of the Code applies.

                  (b) Notwithstanding the provisions of Section 8.3 of the Plan regarding the acceleration of the right to exercise this Option upon a Change in Control, a portion of the acceleration of vesting described in this Section shall not occur with respect to this Option to the extent such acceleration of vesting would cause the Participant or holder of such Option to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Option did not occur. This limitation shall not apply to the extent that the stockholders of the Company or the acquirer approve the acceleration of vesting hereunder in a manner that satisfies section 280G(b)(5)(B) of the Code, or to the extent that the Participant is a party to an agreement in which the Participant is indemnified or otherwise held harmless for the taxes that result from section 4999 of the Code.

                  (c) Except as modified by this Paragraph 8, the provisions of
Section 8.3 of the Plan shall otherwise apply to this Option upon the occurrence of a Change in Control.

         9. Plan Controls. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of this Agreement and as the Plan is amended from time to time. A copy of the Plan, and any amendments thereto, has been delivered or made available to the Participant and shall be deemed to be a part of this Agreement as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires. The terms "Article" or "Section" generally refer to provisions within the Plan. The term "Paragraph" shall refer to a provision of this Agreement.

         10. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or Participant may change, by written notice to the other, the



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


address previously specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

                              Symbion, Inc.
                              Attn: Dale Kennedy
                              40 Burton Hills Blvd., Suite 500
                              Nashville, TN 37215
                              Phone: (615) 234-5900
                              Fax:   (615) 234-5999

Notices to the Participant shall be hand delivered to the Participant on the premises of the Company or its Affiliates, or mailed to the last address shown on the records of the Company.

         11. Information Confidential. As partial consideration for granting of this Option, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

         12. Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Tennessee, without regard to the principles of conflicts of laws thereof.


                            [Execution Page Follows]



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                                 EXECUTION PAGE


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Participant has set his hand hereto on this _____ day of _______________, but to be effective as of <<OPTION DATE>>.


                                         SYMBION, INC.



                                         --------------------------------------
                                         Richard E. Francis, Jr.
                                         Chief Executive Officer



                                         ---------------------------------------
                                         <<PARTICIPANT>>
                                         Participant



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